POWER OF ATTORNEY
Know all by these presents, that I hereby constitute and appoint each of Michael
D. Dale and Deborah K. Chapman, my true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution for me and in my name, place and stead, to:
1.	execute for me and on my behalf, in my capacity as an officer and/or director of ATS Medical, Inc., Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;
2.	do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such
Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I acknowledge that the attorneys-in-fact named above, in serving in such capacity at my request, are not assuming, nor is ATS Medical, Inc.
assuming, any of my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities of ATS Medical. Inc., unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact named above.
IN WITNESS WHEREOF, I have signed this Power of Attorney on September 26, 2006.
		 /s/Theodore C. Skokos
                 Signature
                 Theodore C. Skokos
                 Print Name